Exhibit 99.1

News Release

National Penn Completes $150 million Investment From Warburg Pincus

BOYERTOWN, PA., January 7, 2011-- National Penn Bancshares, Inc. (Nasdaq: NPBC) announced that Warburg Pincus, a leading global private equity firm, today invested the remaining $86.7 million in National Penn common stock, with the purchase of 14,330,579 newly issued common shares.  This completed its $150 million total investment in National Penn announced on October 6, 2010.  As a result, Warburg Pincus now owns approximately 16.4% of National Penn’s common stock.

As previously announced, Michael E. Martin, Managing Director and Co-Head of Warburg Pincus’ Financial Services Group, will be appointed to National Penn’s board of directors after receipt of all regulatory approvals that are part of this transaction.

About National Penn Bancshares, Inc.:

National Penn Bancshares, Inc., with approximately $9 billion in assets, is a bank holding company based in Pennsylvania.  Headquartered in Boyertown, National Penn operates 124 community banking offices in Pennsylvania and one office in Maryland through National Penn Bank and its HomeTowne Heritage Bank, KNBT and Nittany Bank divisions.

National Penn’s financial services affiliates consist of National Penn Wealth Management, N.A., including its National Penn Investors Trust Company division; National Penn Capital Advisors, Inc.;  Institutional Advisors LLC; National Penn Insurance Services Group, Inc., including its Higgins Insurance division; and Caruso Benefits Group, Inc.

National Penn Bancshares, Inc. common stock is traded on the Nasdaq Stock Market under the symbol “NPBC”. Please visit our Web site at www.nationalpennbancshares.com to see our regularly posted material information.

Safe Harbor Regarding Forward Looking Statements

This press release contains forward-looking information about National Penn Bancshares, Inc. that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “project,” “plan,’’ “goal,” “potential,” “pro forma,” “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology, and include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, rationales, objectives, expectations or consequences of proposed or announced transactions, and statements about the future performance, operations, products and services of National Penn and its subsidiaries. National Penn cautions investors not to place undue reliance on these statements.

National Penn’s business and operations are subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, increased capital requirements mandated by National Penn’s regulators, National Penn’s ability to raise capital, variations in interest rates, continued deterioration in the credit quality of certain loans, the effect of credit risk exposure, declines in the value of National Penn’s assets, recent and ongoing changes to the state and federal regulatory schemes under which National Penn and other financial services companies operate, competition from other financial institutions, interruptions or breaches of National Penn’s security systems, and the development and maintenance of National Penn’s  information technology.  These risks and others are described in greater detail in National Penn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as National Penn’s Quarterly Reports on Form 10-Q and other documents filed by National Penn with the SEC after the date thereof.  National Penn makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.

Media Contact:	Catharine S. Bower, Corporate Communications
(610) 369-6618 or catharine.bower@nationalpenn.com

Investor Contact:	Michelle H. Debkowski, Investor Relations
(610) 369-6461 or michelle.debkowski@nationalpenn.com

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